March 2007

[logo]
TETRIDYN SOLUTIONS	OTCBB:TDYS
WWW.TETRIDYN.COM

Certain information included herein contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to our anticipated revenues, gross margin and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity, and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to our liquidity requirements, the continued growth of the mobility software industry, the success of our product-development, marketing, and sales activities, vigorous competition in the software industry, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, the inherent uncertainty and costs of prolonged arbitration or litigation, and changes in federal or state tax laws or the administration of such laws.

TetriDyn Solutions, Inc. / 1651 Alvin Ricken Drive, Pocatello, Idaho 83201 208.232.4200 / www.tetridyn.com

OTCBB: TDYS	WWW.TETRIDYN.COM

COMPANY OVERVIEW

Since 2002, TetriDyn Solution, Inc. has become the developer of innovative software and wireless technologies to improve business operations in various sectors of the marketplace. Already with multiple state-of-the-art products in its pipeline, TetriDyn has positioned itself as the go-to provider of helpful business technologies and consulting services. Investors should note that TetriDyn has targeted two major industries that are hot topics: healthcare and food security. TetriDyn’s unique proprietary EMR (electronic medical record) software will help hospitals and doctors’ offices adapt to electronic record systems, cutting down the traditional paper record system. In the food security arena, the Company’s E-Trace program is the only electronic animal tracking identification solution ready to meet the security needs of the industry.

TECHNOLOGIES & PRODUCTS

E-Trace

TetriDyn Solutions, Inc. has built a prototype tracking system incorporating RFID technology and its own propriety software to create the first fully-effective e-trace program that will allow for the trace back of an animal to be measured in milliseconds, even surpassing NAIS’ goal of 48 hours. It will also allow for a more efficient processing of cattle as the RFID technology will lessen the number of times an animal must be touched, thereby cutting down on handling time and the stress caused to the animal during processing.

TetriDyn has had the opportunity to test its E-Trace prototype with great success in a number of locations. The tests have produced a great deal of interest within the beef industry. Currently, TetriDyn is in the process of negotiating a partnership with the world’s largest beef producer. However, as with any new product rollout, proper funding is paramount to the success of the product. TetriDyn plans to move the E-Trace program from a prototype stage to a commercialization stage by year end 2007.

Current Method	TetriDyn’s E-Trace Program
1. EID ear tags (if used) must be read from approximately 6 inches away, requiring the animal to be constrained in a squeeze chute.	1. RFID ear tags can be read from up to 600 feet while the animal is alone or in a large group, standing still or in motion.

2.    Source verification data manually recorded on paper and stored in filing cabinets with no standard filing system, creating a time-consuming process for both the recording and retrieval of the information.

2. Source verification data automatically recorded and stored in database, requiring minimal data entry and providing information retrieval literally in milliseconds.
3. Animal treatment frequently based on intuition or on treatment recommended by pharmaceutical companies.	3. Data analysis can be done to determine which pharmaceuticals provide the most cost-effective animal treatments.
4. Data analysis is based on surveys done by third parties rather than on actual data.	4. Data analysis is based on actual, measured data and can be performed within the software at the facility.
5. All decisions based on group-level data with large margins of error.	5. Decisions made on collected individual animal data that allows for outliers to be identified and flagged.

AeroMD EMR

AeroMD EMR is an electronic medical record product in the early commercialization stage. AeroMD has already seen great success with over 81 independently-contracted value added resellers (VAR) across the country to distribute AeroMD EMR and over 250 customers nationwide in its short time on the market.

AeroMD EMR, with its unique pricing strategy, support, and customization package, overcomes three of the top objections to EMR adoption: high price, fear of work flow changes, and reliability issues that have plagued the industry. AeroMD EMR technology offers medical offices the wireless ability to perform all office tasks from scheduling and examinations to prescription and billing processes. The technology’s ability to achieve these functions with full mobility provides offices the tool to streamline their operations and establish valuable processes that will limit errors and increase productivity, further helping decrease the high costs in the health care industry.

AeroMD EMR offers some great competitive advantages as well:

•	Unique approach to pricing of EMR that has eliminated the common barriers offices face when considering the implementation of EMR into their practice.
•	AeroMD EMR was built from the ground up to be mobile, unlike other EMR programs that are too bulky to run across most wireless networks.
•	Instantaneous return on investment coupled with value added support
•	Direct wireless connectivity providing real-time data transfer.
•	Unique ability of the program to allow for multiple levels of customization.

A GLOBAL MARKET

TetriDyn Solutions, Inc.’s mission is to be the world’s leading provider of IT solutions to mature industries that have yet to adopt any type of overall technology to enhance the business processes within the respective industry.

The two markets TetriDyn Solutions, Inc. currently focuses on are both rapidly moving toward a common system that would allow for the tracking and identification of health information of both humans and cattle. These two global markets combine for billions of dollars in market potential.

E-Trace

Currently in the United States, there are over 105 million head of cattle with approximately 33 million cattle harvested each year. Of those harvested, less than 1% would qualify as source verified, according to the source verification program specifications released by the government. This only refers to cattle in the United States, as other countries worldwide are attempting to or have already established some form of an animal tracking program.

This small number of source-verified cattle is due largely to the complexity and rudimentary way of source verifying an animal with current processes. Current source verification methods require data to be manually recorded on paper and stored in filing cabinets with no standard filing system, creating a time-consuming process for both the recording and retrieval of the information.

The industry as a whole acknowledges the need for an overall standardized source verification and livestock tracking program; however, an effective program has yet to be developed although highly sought after at this point.

EMR Technology

The electronic medical record (EMR) market is very large with a great deal of potential. Currently in the market, there is a large push by the Federal Government and insurance agencies to establish some form of centralized medical record system. These factors mixed with the technology’s potential ability to decrease costs to practices has made this market poised for rapid growth.

The electronic medical records (EMR) industry, a $1 billion market in 2005, is poised to jump to over $4 billion by 2015, according to a new study from market research firm Kalorama Information. This is a projected 400 percent increase over eight years and the pace will only quicken as the market nears the next decade. According to the firm, hospitals, physician's offices, and other healthcare entities are bulking up their IT budgets to include wireless technology and other electronic healthcare technologies.

The segment with the most potential for the largest growth is the physician market. It is estimated that only 10-15% of physicians in the U.S. had adopted EMR technology for their practice by the end of 2005. A surge for EMR growth is especially likely once EMR peripheral technologies such as workstations, servers, PDAs, tablet PCs, portable computers, and networking hardware and software come down in price, the firm said.

"The potential not only in the U.S., but globally as well, is enormous, making EMR an exceptional opportunity not only for the current market players but for new entrants into the market," said Steven Heffner, the publisher at Kalorama Information. "This is one area of healthcare where regulations such as HIPAA and various other government initiatives will actually help drive adoption of this advanced technology." (Source: Health Imaging News, “Report: EMR market set for huge jump”, February 5, 2007)

Some of the main drivers behind these two markets are:

•	National and Local Government awareness and cooperation to aid in the development of a unified health record for all people.
•	Insurance companies are requiring more complete and more accurate documentation of patient encounters.
•	USDA is seeking to establish a National Animal Identification System (NAIS) to aid in the protection of disease outbreak and against possible terrorist threat to the national livestock population.
•	Security on both a national and individual basis is a high priority for both corporations and national governments
•	Corporations are continually looking for ways to enhance process efficiencies and to reduce costs while increasing profits.

INVESTMENT CONSIDERATIONS

•

A multi-faceted provider of wireless and software technologies to help various business operations, specifically, but not limited to, the healthcare and cattle industries in becoming more productive and profitable.

•	Revenues for fiscal year 2006 were $807,436, an increase of $625,834, or 345% over 2005.
•	The company’s technology addresses two of the most talked about topics in some of the largest industries in the US: healthcare and food safety through the use of its AeroMD EMR and E-Trace programs.
•

AeroMD EMR, the Company’s flagship product, is focused on moving physicians away from traditional paper records and toward the electronic storage and retrieval of patient information, hitting on the hottest topic in healthcare.

•	Other wireless and software technologies in the pipeline include: AeroEncryption, AeroForms, AeroFrame, and DBFusion
•

Leading edge E-Trace (electronic tracking/identification program) animal tracking program; the tool can be used in food security by tracing contaminated beef or poultry, using its sophisticated centralized data repository

•	The company is well positioned to expand its IT consulting services and has signed several contracts with enterprise level healthcare institutions.
•	Experienced management team in both the business and development fields.

COMPETITIVE ADVANTAGES

•	Technology can be easily configured to work in multiple industries very quickly with few changes.
•	Company owns a world-wide exclusive patent on a state of the art database integration software program.
•	Low overhead enables company to offer effective solutions without extravagant costs.
•	Integrated resources including engineering and planning that allow for faster and more efficient product/process R&D.

•	Open channels between customers and company providing constant contact with industry specific information to stay on the cutting edge of development.

MANAGEMENT

[photograph]

David Hempstead

President & CEO

David has served as Chief Executive Officer, President, Chairman of the Board, and as a director of TetriDyn since its inception. Mr. Hempstead sets the strategic direction of the company and works closely with the management team, board of directors, and advisory board on all aspects of our operations, from product development to marketing. He has 21 years of experience in accounting, financial forecasting, business development, marketing, and software design, development, and maintenance. Mr. Hempstead brings a unique blend of business and technical expertise to our team. He has capitalized on his diverse experience by frequently serving as the liaison between technical and business divisions, enabling efficient and productive communication. Mr. Hempstead has been instrumental in the development of our many strategic alliances and in providing the vision and focus for the company. He also serves on the Scientific and Industrial Advisory Boards of the International Congress on Medical and Care Compunetics. Education: BS, Accounting with Computer Science Minor, University of Idaho.

[photograph]

Antoinette Knapp

Vice President,

Chief Technology Officer

Antoinette has served as Chief Technology Officer, Vice President and as a director of TetriDyn since its inception and as its Secretary and Treasurer since May 2004. Ms. Knapp directs all our product development, scheduling, and customer support activities. She ensures compliance with customer requirements and collaborates with Marketing and Sales to determine product release schedules and enhancements. Ms. Knapp has 21 years of experience in software management and software development. She has served a key role in the planning, implementation, and support of all of our products. Ms. Knapp has also served as adjunct faculty for University of Idaho where she taught Computer Science courses. Education: MS, Computer Science, University of Idaho; BS, Applied Mathematics, University of Idaho.

[photograph]

John Iasonides

Chief Operating Officer,

Chief Marketing Officer

John has served as Chief Marketing Officer and Chief Operating Officer of TetriDyn beginning in 2004. Mr. Iasonides is responsible for overseeing the day to day operations of the company and has been actively involved in providing direction in key areas of the company. Mr. Iasonides also directs the overall marketing efforts of the company with a major focus on our flagship product AeroMD. Mr. Iasonides has 11 years of successful sales and marketing experience. Mr. Iasonides’ experience includes business development, sales, sales force management, market research, and financial management. Mr. Iasonides’ diverse experience has enabled him to work very well in developing and implementing effective business and marketing plans and multiple sales distribution channels for TetriDyn. Education: BBA, Marketing, Idaho State University – Emphasis: International Business, American College of Thessaloniki-Greece.

MANAGEMENT

(continued)

Orville J. Hendrickson was elected to TetriDyn board of directors in July 2004 and has served as a valued advisor to TetriDyn from its inception in providing contacts and advice in legal, accounting, technical, and business areas. Mr. Hendrickson serves on the board’s executive compensation committee. He is a retired Lieutenant Colonel for the United States Air Force and spent three years teaching Mechanical Engineering at the University of Washington. Mr. Hendrickson served for 38 years as Executive Vice President and 50% owner of Industrial Contractor, Inc., a specialty mechanical construction company that completed over $1 billion in today’s dollars of successful contracts and was the sixth company in America to receive the Nuclear Construction ASME Stamp. Mr. Hendrickson continues to pursue new ventures by starting Productrade Insumos Organicos Occidente S de RL de CV, a Mexican enterprise, in which patented organic soil is developed, in addition to developing organic polymer that allows farmers to raise produce with 60% savings of the water required and with approximately 30% time savings from planting to maturity. Education: B.S., Mechanical Engineering (with nine additional minors including Accounting and Mathematics), University of Washington.

Larry J. Ybarrondo, Ph.D. was elected to TetriDyn board of directors in July 2004. Dr. Ybarrondo serves on the board’s executive compensation committee. Dr. Ybarrondo founded and built SCIENTECH, Inc., a 1,200-person, national, high-technology engineering services company with offices in over 30 cities and 10 foreign countries. His work experience includes responsibility for operation of four nuclear reactor facilities, major advisory and programmatic roles for the U.S. Nuclear Regulatory Commission (NRC) and the U.S. Department of Energy (DOE), and a broad range of general management issues including planning, facility design, construction, fabrication, and modification. Customer responsiveness, excellence in performance, safety, training, maintenance, and total quality management were strongly emphasized in Dr. Ybarrondo’s work. Dr. Ybarrondo has over 30 years experience in the technological, operational, and managerial aspects of nuclear reactor technology. His experience has included senior management positions with a national laboratory organization, consulting to prestigious groups, and strategic, tactical, and operational planning for a diverse set of large and nationally significant projects. Education: Ph.D., Mechanical Engineering, Georgia Institute of Technology; MS, Mechanical Engineering, Northwestern University; BS, Mechanical Engineering, University of Detroit; Ten-Week Program for Senior Executives, Massachusetts Institute of Technology, Sloan Business School.

[TETRIDYN SOLUTIONS LOGO]

TetriDyn Solutions, Inc.

1651 Alvin Ricken Drive

Pocatello, ID 83201

Toll Free: 888.895.7115

Fax: 208.232.4236

www.tetridyn.com

[end brochure]

WallSt.net	February 2007
Better Tools for Better Investors	WALLST.NET COO INTERVIEW WITH
a Financial Media Group, Inc. Company	TETRIDYN SOLUTIONS INC. COO JOHN IASONIDES

CR:

This is Casey Rittenhouse for WallSt.net. Today we welcome John Iasonides Chief Operating Officer of TetriDyn Solutions, Inc.; that’s sticker symbol TDYS on the over the counter bulletin board. Welcome Mr. Iasonides.

JI:

Thank you, Casey I appreciate it.

CR:

You’re welcome; thanks for joining us. First off can you give us a brief overview of the company, what you do, and the markets you serve?

JI:

Sure; TetriDyn is a company that started back in 2002. We are a software technology company that primarily focuses on developing technologies that provide security, mobility, and accurate data to crucial sectors of our society. The company began, as I said, in 2002 and since then we’ve consistently expanded our influence across many sectors of our market place, including the health care and food safety industries. We offer healthcare IT management services; we have a product in the healthcare industry with an EMR, which is commonly referred to Electronic Medical Record; we offer patient billing and management software; and we have also been one of the first to offer an e-trace program which is an electronic animal tracking identification solution.

CR:

Now what are some trends in the market that investors should take note of?

JI:

Well, one of the big things that TetriDyn prides itself on is we’ve really looked at there’s two major industries that we see that you see a lot of times that are hot topics out there and that is one is in healthcare and that’s the Electronic Medical Record side. I mean that’s something that has been a really big push by the government; by insurance companies. You know one of the biggest things they want to have is for everyone to have one unified electronic record that they can access anywhere at anytime regardless of physical location and that’s one of the really big industries and that’s where our AeroMD product really fits in well. And then we have also really have looked at the, what they call the food security I’ll say. Which is the e-trace; the animal tracking and identification. It is going to allow them to have trace back availability. For instance they talk about the Mad Cow disease and the destroying of millions pounds of beef to be able to find out exactly where that came from. Well at this point and time they can’t even trace back. Well this new e-trace will give them the ability to trace back to a single animal. This way we are not destroying millions of pounds of beef, but maybe a few thousand pounds.

CR:

Now what specifically gives your company a competitive edge in this market place?

JI:

Well I think if we go to our EMR product what really gives us an edge is we really looked at the industry as a whole and came back and found out what are the two biggest barriers to entry. The two biggest barriers in entering the EMR market right now are the cost of the product and the difficulty of implementing the product. So, we have really taken a different approach to it and really taken a unique approach to how we market our EMR product. We have actually went with more of a subscription type based pricing model. Where as we actually give the software away for free to help the offices overcome that barrier of cost initially and we have also taken a look at what are the core needs of an office and actually built the product to fit those core needs. Because there are so many products out there that incorporate so many different features and functions that really less then thirty percent of the features that are being offered are being used by medical offices, but the problem is they are paying for that. So, what we looked is, what can we offer the medical practice that really meets or exceeds their core needs of their office, but does it at a reasonable price. And as far as on the e-trace program, there are some different electronic tags out there that allow beef producers to read a tag and to tag their cattle, but the one big thing is they are not able to read those. We can read those from a greater distance. The other things that we have incorporated are the way that we capture data to put it on to a central repository allowing them to have access to data to help. In anything, when you can analyze the data and accumulate more data you’re going to be able to make better decisions for the future.

CR:

Now I want to switch gears a little bit and ask you about your management team. Tell us about a couple of the key executives at the company?

JI:

Sure our CEO is Dave Hempstead. Dave’s great, I mean he really brings in a real good blend of both technology and business. Dave’s been really good, I mean he’s got over twenty years of experience in the IT world in both programming and in innovative ideas into technology, but he also brings a unique approach that most people that have a technology background don’t, is that he’s actually got an accounting background as well, so he really understands the business side and the technology side. Then on the technology side we’ve got a great CTO and that’s Toni Knapp and she’s really done a great job and she’s got extensive experience in programming and design and really understands what’s going on out there in the marketplace and is really up to date on what is going on out there.

CR:

Now in the next twelve to eighteen months what are some milestones that investors should watch for?

JI:

One thing that we would really like to do is to expand our IT Consulting Services. We really feel like we again bring in Dave’s experience and Toni’s experience. It’s really looking at it and think how we know how to incorporate technology with business and I think that’s a really unique blend because there’s a lot of companies out there that offer one side or the other, but aren’t really able to understand both and I think that’s something that when we go and expand our IT Consulting Services that we are really going to be able to help out more companies. We’ve signed numerous contracts with hospitals to perform their IT Services and that just seems to be growing quickly.

CR:

And do you have any additional closing comments for additional investors?

JI:

I guess all I can say is kind of hold on it’s going to be an exciting ride. Really I think our company is poised to make a huge impact in the market place. I mean we’ve got the right team in place, we’ve got the right technologies in place, and we match that with the right time and the right industries.

CR:

And does your company currently have web sight where investors can get more information?

JI:

We do, we currently have two websites available. We have our corporate website which is TetriDyn.com that’s t-e-t-r-i-d-y-n.com. This sight will provide investors and people interested in our company with an overview of our company and the mission of our company and where we are taking the company in the future. And the second one right now is our AeroMD EMR which is A-e-r-o-M-D.com and this one is more for our customers and our Value Added Resellers that are currently reselling our product.

CR :

Mr. Iasonides I want to thank you so much for joining us today and we look forward to speaking with you in the near future.

JI:

Alright, thank you very much.

TetriDyn Solutions, Inc. / 1651 Alvin Ricken Drive, Pocatello, Idaho 83201 208.232.4200 / www.tetridyn.com